SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549


FORM 8-K


CURRENT REPORT



Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)

October 19, 1998



E & J PROPERTIES, LTD.
a California Limited Partnership
(Exact name of registrant as specified in charter)


California
(State or other jurisdiction of incorporation)


O-9608
(Commission File Number)


94-2763152
(IRS Employer Identification Number)


2710 Gateway Oaks Drive, Suite 300 South
Sacramento, California 95833
(Address of principal executive office)


Registrant's telephone number, including area code:  (916) 925-6620










ITEM 5.  OTHER MATERIAL MATTERS



Reference:  Forms 8-K dated June 26, 1998, August 24, 1998, and September 24,
1998


E & J Properties, Ltd., a California Limited Partnership, ("Seller"), and the AKT Development Corporation ("Buyer"), pursuant to the sales agreement previously entered into regarding the approximately 56 acres of its real estate holdings in Sacramento, California, have agreed to further extend the closing dated from October 19, 1998 to October 31, 1998. due to the unavailability of a waste removal contractor during the first extension period, additional time to remove the domestic debris and waste/materials from the property is necessitated.

At this time Buyer has given no indication that the escrow will not close in a timely manner if Seller completes the removal of the debris and materials before the extended closing date.



SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this
Report to be signed on its behalf by the undersigned, hereunder duly authorized.



Date: October 19, 1998



E & J PROPERTIES, LTD.
a California Limited Partnership


By:  /s/ Elaine McKeon

ELAINE McKEON
General Partner